Exhibit 4(i)(14)

Supplemental Indenture No. 13

TUCSON ELECTRIC POWER COMPANY

to

THE BANK OF NEW YORK MELLON,

Trustee

Dated as of November 1, 2011

Supplemental to Indenture of Mortgage and Deed of Trust,

dated as of December 1, 1992

Amending Terms of Bonds Designated

First Mortgage Bonds, Collateral Series I

This instrument constitutes a mortgage, a deed of trust and a security agreement.

SUPPLEMENTAL INDENTURE NO. 13, dated as of November 1, 2011, between TUCSON ELECTRIC POWER COMPANY (hereinafter sometimes called the “Company”), a corporation organized and existing under the laws of the State of Arizona, having its principal office at One South Church Avenue, in the City of Tucson, Arizona, as trustor, and THE BANK OF NEW YORK MELLON, formerly known as The Bank of New York (successor in trust to Bank of Montreal Trust Company), a banking corporation organized and existing under the laws of the State of New York and having its principal office at 101 Barclay Street, in the Borough of Manhattan, The City of New York, New York, as trustee (hereinafter sometimes called the “Trustee”), under the Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992, between the Company and the Trustee (hereinafter called the “Original Indenture”), as heretofore amended and supplemented, this Supplemental Indenture No. 13 being supplemental thereto (the Original Indenture as heretofore amended and supplemented, and as supplemented hereby, and as it may from time to time be further supplemented, modified, altered or amended by any supplemental indenture entered into in accordance with and pursuant to the provisions thereof, is hereinafter called the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, on November 9, 2010, the Company issued a series of Bonds designated “First Mortgage Bonds, Collateral Series I” limited in aggregate principal amount (except as contemplated in clause (b) of Section 2 of Article II of the Original Indenture) to $540,588,000, such series of Bonds and such Bonds to be hereinafter sometimes called, respectively, “Series 10” and “Series 10 Bonds”; and

WHEREAS, all terms of Series 10 Bonds have been established in a Supplemental Indenture No. 11, dated as of November 1, 2010 (the “Supplemental Indenture No. 11”); and

WHEREAS, the Holder of all Series 10 Bonds is Union Bank, N.A., in its capacity as Administrative Agent under the Second Amended and Restated Credit Agreement, dated as of November 9, 2010, among the Company, the Lenders party thereto, the Issuing Banks party thereto, the Co-Syndication Agents party thereto, the Co-Documentation Agents party thereto and the Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”); and

WHEREAS, the Company is amending the Credit Agreement to, among other things, extend the term thereof, and desires to amend the Series 10 Bonds to extend their stated maturity; and

WHEREAS, Section 2 of Article XIII of the Indenture provides that with the consent of the Holder of each Outstanding Bond directly affected, the Company and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture, including, but not limited to, changing the stated maturity of the principal of any such Bond; and

WHEREAS, the Administrative Agent, as Holder of all Series 10 Bonds, has consented to all changes described in this Supplemental Indenture No. 13; and

2

WHEREAS, as provided in Article II, Section 6 of the Indenture, upon surrender for exchange of the existing Series 10 Bonds by the Administrative Agent, the Company shall execute, the Trustee shall authenticate, and the Company shall deliver to the Administrative Agent replacement Series 10 Bonds in substitution and exchange for (but not payment of) the surrendered Series 10 Bonds, and the Trustee shall cancel the surrendered Series 10 Bonds and deliver proof of cancellation to the Company; and

WHEREAS, effective June 3, 1999, The Bank of New York succeeded to all of the corporate trust business of Bank of Montreal Trust Company, and, as a consequence, The Bank of New York, being otherwise qualified and eligible under Article XII of the Original Indenture, became the successor trustee under the Indenture without further act on the part of the parties thereto, as contemplated by Section 11 of Article XII of the Original Indenture; and

WHEREAS, effective July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon.

ARTICLE I

ADDITIONAL DEFINITIONS

Section	1. Applicability of Article.

For all purposes of this Supplemental Indenture No. 13, except as otherwise expressly provided or unless the context otherwise requires, the terms defined herein shall have the meanings herein specified and include the plural as well as the singular. All terms that are not defined herein but are defined in the Supplemental Indenture No. 11 or in the Indenture shall have the meanings set forth in the Supplemental Indenture No. 11 or in the Indenture, respectively.

ARTICLE II

AMENDMENT OF TERMS OF SERIES 10 BONDS

This Supplemental Indenture No. 13 is being delivered to effect the following changes to the Supplemental Indenture No. 11 and the Series 10 Bonds:

1.	clause (d) of Article II of the Supplemental Indenture No. 11 is hereby amended to read as follows:

“(d)	the Series 10 Bonds shall mature on December 9, 2016;”; and

2.	the form of Series 10 Bonds is hereby amended to read as set forth in Exhibit A attached hereto.

ARTICLE III

MISCELLANEOUS PROVISIONS

This Supplemental Indenture No. 13 is a supplement to the Original Indenture. As heretofore supplemented and further supplemented by this Supplemental Indenture No. 13, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture as heretofore supplemented and this Supplemental Indenture No. 13 shall together constitute one and the same instrument.

Upon the effectiveness of this Supplemental Indenture No. 13, each reference in the Supplemental Indenture No. 11 to “this Supplemental Indenture No. 11”, “hereunder”, “hereof”, “herein” or words of like import referring to the Supplemental Indenture No. 11 shall mean and be a reference to the Supplemental Indenture No. 11, as amended by this Supplemental Indenture No. 13. Except as specifically amended above, the Supplemental Indenture No. 11 shall continue to be in full force and effect and is hereby in all respects ratified, approved and confirmed.

The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture No. 13. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.

IN WITNESS WHEREOF, Tucson Electric Power Company has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries for and on its behalf; and The Bank of New York Mellon, as trustee, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its authorized signatories and its corporate seal to be hereunto affixed and attested by one of its authorized signatories, for and on its behalf, all as of the day and year first above written.

TUCSON ELECTRIC POWER COMPANY

By	/s/ Kentton C. Grant
Kentton C. Grant
Vice President and Treasurer

Attest:

/s/ Linda H. Kennedy
Linda H. Kennedy Secretary

[SEAL]

THE BANK OF NEW YORK MELLON, Trustee

By	/s/ Francine Kincaid
Authorized Signatory

Attest:

/s/ Scott Klein
Authorized Signatory

[SEAL]

STATE OF ARIZONA     )

) ss.:

COUNTY OF PIMA         )

This instrument was acknowledged before me this 17th day of November, 2011 by Kentton C. Grant, as Vice President and Treasurer, and Linda H. Kennedy, as Secretary, of TUCSON ELECTRIC POWER COMPANY, an Arizona corporation, known to me to be the individuals who executed this instrument, and known to me to be a Vice President and Treasurer and the Secretary, respectively, of said corporation, and who personally acknowledged before me and stated that they executed said instrument on behalf of said corporation for the purposes and consideration therein expressed.

/s/ Aniza Ortiz
NOTARY PUBLIC

Aniza Ortiz Notary Public – Arizona
Pima County My Commission Expires May 26, 2014

STATE OF NEW YORK      )

) ss.:

COUNTY OF NEW YORK )

This instrument was acknowledged before me this 16th day of November, 2011 by Francine Kincaid, as Authorized Signatory, and Scott Klein, as Authorized Signatory, of THE BANK OF NEW YORK MELLON, a New York banking corporation, known to me to be the individuals who executed this instrument, and known to me to be Authorized Signatories of said corporation, and who personally acknowledged before me and stated that they executed said instrument on behalf of said corporation for the purposes and consideration therein expressed.

/s/ Joann Labarbera
NOTARY PUBLIC

Joann Labarbera Notary Public, State of New York No. 01LA5023752
Qualified in New York County Commission Expires June 8, 2014

Exhibit A

[Form of Bond]

This bond is non-transferable,

except to a successor Administrative Agent under the

Credit Agreement referred to herein.

No.	$

TUCSON ELECTRIC POWER COMPANY

FIRST MORTGAGE BOND, COLLATERAL SERIES I

DUE DECEMBER 9, 2016

TUCSON ELECTRIC POWER COMPANY, a corporation of the State of Arizona (hereinafter sometimes called the “Company”), for value received, promises to pay to as Administrative Agent under the Credit Agreement hereinafter referred to or registered assigns, the principal sum of

DOLLARS

on December 9, 2016 in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, at the office or agency of the Company in The City of New York, or in the City of Tucson, Arizona, upon presentation hereof, and quarterly, on the last Business Day (as defined in Supplemental Indenture No. 11 hereinafter referred to) of March, June, September and December in each year, commencing December 31, 2010 (each an “Interest Payment Date”), and at Maturity (as defined in Supplemental Indenture No. 11 hereinafter referred to), to pay interest thereon in like coin or currency at the rate specified below, from the Interest Payment Date next preceding the date of this bond (unless this bond be dated on an Interest Payment Date, in which case from the date hereof; or unless this bond be dated prior to the first Interest Payment Date, in which case from and including the date of the first authentication and delivery of the bonds of this series), until the Company’s obligation with respect to such principal sum shall be discharged.

During the period from and including the date of the first authentication and delivery of the bonds of this series (which date was November 9, 2010) to and including the day next preceding the first Interest Payment Date, the bonds of this series shall bear interest at the rate of eight per centum (8%) per annum; thereafter, the bonds of this series shall bear interest at a rate equal to the Alternate Base Rate (as defined in Supplemental Indenture No. 11 hereinafter referred to) from time to time in effect plus 500 basis points. Interest on the bonds of this series during any period for which payment is made shall be computed in accordance with the Credit Agreement.

This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement, renewal or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by the Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992 (the “Original Indenture”), from the Company to The Bank of New York Mellon, formerly known as The Bank of New York (successor in trust to Bank of Montreal Trust Company), as trustee (the “Trustee”), as supplemented by thirteen supplemental indentures including Supplemental Indenture No. 11, dated as of November 1, 2010, establishing the bonds of this series, as amended by Supplemental Indenture No. 13, dated as of November 1, 2011 (the Original Indenture, as so supplemented, and such Supplemental Indenture No. 11, as so amended, being hereinafter called the “Indenture” and “Supplemental Indenture No. 11”, respectively), to which Indenture reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security provided by the Indenture, the rights and limitations of rights of the Company, the Trustee and the holders of said bonds with respect to the security provided by the Indenture, the powers, duties and immunities of the Trustee, the terms and conditions upon which such bonds are and are to be secured, and the circumstances under which additional bonds may be issued. The acceptance of this bond shall be deemed to constitute the consent and agreement by the holder hereof to all of the terms and provisions of the Indenture. This bond is one of a series of bonds designated as the First Mortgage Bonds, Collateral Series I, of the Company.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds of all series then outstanding under the Indenture, considered as one class; provided, however, that if there shall be bonds of more than one series outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the holders of bonds of one or more, but less than all, of such series, then the consent only of the holders of bonds in aggregate principal amount of the outstanding bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the bonds of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the holder of bonds of one or more, but less than all, of such tranches, then the consent only of the holders of bonds in aggregate principal amount of the outstanding bonds of all tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any holders of bonds. Any such consent by the holder of this bond shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bond issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent is made upon this bond.

The Company has issued and delivered the bonds of this series to Union Bank, N.A., as Administrative Agent (the “Administrative Agent”) under the Second Amended and Restated Credit Agreement, dated as of November 9, 2010, among the Company, the Lenders party thereto, the Issuing Banks party thereto, the Co-Syndication Agents party thereto, the Co-Documentation Agents party thereto and Union Bank, N.A. (formerly known as Union Bank of

California, N.A.), as Administrative Agent, as amended, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), in order to provide collateral security for the obligation of the Company thereunder to pay the Obligations (as defined in Supplemental Indenture No. 11).

Upon the occurrence of an Event of Default under the Credit Agreement, and further upon such additional conditions as are set forth in subdivision (h) of Article II of Supplemental Indenture No. 11, then all bonds of this series shall be redeemed immediately at the principal amount thereof plus accrued interest to the date of redemption.

The obligation of the Company to pay interest on the bonds of this series on any Interest Payment Date prior to Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the bonds of this series).

The obligation of the Company to pay the principal of and accrued interest on the bonds of this series at or after Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid and no Letter of Credit (as defined in Supplemental Indenture No. 11) shall remain outstanding or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid plus the aggregate stated amount of the outstanding Letters of Credit (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the bonds of this series).

The principal of this bond and the interest accrued hereon may become or be declared due and payable before the stated maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of a default as therein provided.

This bond is non-transferable except as required to effect transfer to any successor administrative agent under the Credit Agreement, any such transfer to be made at the office or agency of the Company in The City of New York, upon surrender and cancellation of this bond, and upon any such transfer a new bond of this series, for the same aggregate principal amount and having the same stated maturity date, will be issued to the transferee in exchange herefor. Prior to due presentment for registration of transfer, the Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more bonds of this series of the same aggregate principal amount and having the same stated maturity date and interest rate, all as provided in the Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company, based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders); all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every holder hereof, and being likewise waived and released by the terms of the Indenture under which this bond is issued, as more fully provided in said Indenture.

This bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by The Bank of New York Mellon, or its successor, as Trustee under the Indenture.

IN WITNESS WHEREOF, the Company has caused this bond to be signed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Dated:             , 20

TUCSON ELECTRIC POWER COMPANY

By:

Attest:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

Dated:             , 20

The Bank of New York Mellon, Trustee

By:

A-6